Exhibit 10.28

FORM OF GUARANTEE

THIS GUARANTEE is made as of the ∎ day of ∎, 2020,

BY:	BIPC HOLDINGS INC., a corporation incorporated under the laws of the Province of Ontario (the “Guarantor”)

IN FAVOUR OF:	COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the “Trustee”)

RECITALS:

A.

The Issuers (as defined below) and the Trustee have entered into an indenture dated as of October 10, 2012 (as the same has been or may in the future be supplemented, amended, extended, restated or otherwise modified from time to time, the “Indenture”) providing for the issuance of the Notes (as defined below).

B.	Each Issuer is an Affiliate of the Guarantor.

C.	The Guarantor will, directly or indirectly, benefit from the issuance of the Notes under the Indenture and, accordingly, desires to execute this Guarantee.

NOW THEREFORE in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees with the Trustee as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, all capitalized terms used and not defined in this Agreement will have the meanings given to such terms in the Indenture. In addition, the following terms will have the following meanings:

1.1.1    “Additional Guarantor” means a “Guarantor” as that term is defined in the Indenture, other than the Guarantor under this Agreement;

1.1.2    “this Agreement”, “this Guarantee”, “herein”, “hereof”, “hereby”, “hereunder” and any similar expressions refer to this Guarantee as it may be supplemented, amended or restated from time to time, and not to any particular Article, section or other portion hereof;

1.1.3    “Event of Default” means the occurrence of any of the following:

(a)	any Event of Default under the Indenture;

(b)	failure on the part of the Guarantor to perform or comply with Section 5.2 of this Agreement;

(c)

failure on the part of the Guarantor to perform any other covenant or agreement of the Guarantor under this Agreement, which failure continues for a period of 60 consecutive days after a written notice specifying such failure to perform has been given, by registered or certified mail, to the Guarantor by the Trustee or Trustees or to the Guarantor and the Trustee or Trustees by the Holders of at least 25% in principal amount of any one or more Series of Outstanding Notes; or

(d)	failure on the part of the Guarantor to make payment of any amounts payable by it under this Agreement;

1.1.4    “Guaranteed Obligations” means the principal of, premium, if any, Additional Amounts, if any, and interest on all Notes of all Series issued by the Issuers under the Indenture from time to time when and as the same shall become due and payable, whether at maturity, upon redemption, acceleration or otherwise, and all other amounts and liabilities owing by the Issuers to the Trustee or Trustees under the Indenture, whether present or future, absolute or contingent, liquidated or unliquidated, as principal or as surety, alone or with others, of whatsoever nature or kind, in any currency, under or in respect of the Indenture;

1.1.5    “Guarantor” means BIPC Holdings Inc.;

1.1.6    “Guarantor’s Counsel” means legal counsel retained by the Guarantor;

1.1.7    “Holder” means the Person in whose name a Note is registered in the Note Register;

1.1.8    “Issuers” means Brookfield Infrastructure Finance ULC, a corporation incorporated under the laws of Alberta, Brookfield Infrastructure Finance LLC, a company formed under the laws of Delaware, Brookfield Infrastructure Finance Limited, a company incorporated under the laws of Bermuda and Brookfield Infrastructure Finance Pty Ltd, a company incorporated under the laws of Australia, and each of their respective successors; “Issuer” means any one of them;

1.1.9    “Notes” means the unsecured debentures, notes or other evidences of indebtedness, which may be convertible into or exchangeable for any securities of any Person (including the Issuers), issued or to be issued in one or more Series pursuant to the Indenture and authenticated and delivered thereunder;

1.1.10    “Officer’s Certificate” means a certificate of the Guarantor signed by any one Board member or officer of the Guarantor in their capacity as an officer and not in their personal capacity;

1.1.11    “Proceedings” means any receivership, insolvency, proposal, bankruptcy, compromise, arrangement, winding-up, dissolution or other similar judicial proceedings; and

1.1.12    “wholly-owned subsidiary entity” shall have the meaning set out in MI 61-101 Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

1.2	Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3	References to Articles and Sections

Whenever in this Agreement a particular Article, section or other portion thereof is referred to, such reference pertains to the Article, section or portion thereof contained herein unless otherwise indicated.

1.4	Currency

All amounts in this Agreement are stated and shall be paid in Canadian Currency, provided that if Guaranteed Obligations are outstanding in a Currency other than Canadian Currency, the Guarantor, at its option, may pay such amounts in such other Currency, to the extent that the Guaranteed Obligations are outstanding in such other Currency.

1.5	Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.6	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

1.7	Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement.

1.8	Governing Law, Attornment

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the Guarantor hereby irrevocably attorns to the jurisdiction of the courts of Ontario.

1.9	Counterparts

This Agreement may be executed in several counterparts, each of which once executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or other electronic transmission of a counterpart hereof bearing a manual, facsimile or other electronic signature.

ARTICLE 2

GUARANTEE

2.1	Guarantee

The Guarantor unconditionally, jointly and severally with any Additional Guarantors, guarantees the due payment of all Guaranteed Obligations.

2.2	Continuing Guarantee

The guarantee herein shall be a continuing guarantee of the payment of all the Guaranteed Obligations and shall apply to and secure any ultimate balance thereof due or remaining unpaid. The guarantee herein shall not be considered as wholly or partially satisfied by the intermediate payment or satisfaction at any time of all or any part of the Guaranteed Obligations.

ARTICLE 3

ENFORCEMENT OF GUARANTEE

3.1	Demand

Upon the occurrence of an Event of Default, the Guarantor shall, on demand by the Trustee or Trustees, forthwith pay to the Trustee or Trustees all Guaranteed Obligations for which such demand was made. The Guarantor shall be jointly and severally liable with any Additional Guarantors for all obligations of the Guarantor hereunder.

3.2	Right to Immediate Payment or Performance

The Trustee or Trustees shall not be bound to make any demand on or to seek or exhaust their recourse against the Issuers or any other Person before being entitled to demand payment from the Guarantor and enforce their rights under this Agreement, and the Guarantor hereby renounces all benefits of discussion and division.

3.3	Trustee’s Statement

The statement in writing of the Trustee or Trustees as to the amount payable hereunder shall be binding upon the Guarantor and conclusive against it in the absence of manifest error.

ARTICLE 4

PROTECTION OF TRUSTEE

4.1	Liability Absolute

The liability of the Guarantor hereunder shall be absolute and unconditional and shall not be discharged, diminished or in any way affected by:

4.1.1    any amalgamation, merger, consolidation or reorganization of an Issuer, the Guarantor or a Trustee, or any continuation of an Issuer, the Guarantor or a Trustee from the statute under which it now or hereafter exists to another statute, whether under the laws of the same jurisdiction or another jurisdiction;

4.1.2    any change in the name, business, objects, capital structure, ownership, constating documents, by-laws or resolutions of an Issuer, the Guarantor or a Trustee, including without limitation any transaction (whether by way of transfer, sale or otherwise) whereby all or any part of the undertaking, property and assets of an Issuer, the Guarantor or a Trustee becomes the property of any other Person;

4.1.3    any Proceedings of or affecting an Issuer, the Guarantor, a Trustee or any other Person, and any court orders made or action taken by an Issuer, the Guarantor, a Trustee or any other Person under or in connection with those Proceedings, whether or not those Proceedings or orders or that action results in any of the matters described in Section 4.2 occurring with or without the consent of the Trustee or Trustees;

4.1.4    any defence, counterclaim or right of set-off available to an Issuer; and

4.1.5    any other circumstance which might otherwise constitute in whole or in part a defence available to, or a discharge of, the Guarantor, an Issuer or any other Person in respect of the Guaranteed Obligations or the liability of the Guarantor.

4.2	Dealings by Trustee

The Trustee or Trustees may from time to time in their absolute discretion, without discharging, diminishing or in any way affecting the liability of the Guarantor hereunder:

4.2.1    enforce or take action under or abstain from enforcing or taking action under the Indenture, any other guarantee or any other agreement;

4.2.2    renew all or any part of the Guaranteed Obligations or grant extensions of time or any other indulgences to an Issuer or to any other guarantor or other Person liable directly or as surety for all or any part of the Guaranteed Obligations;

4.2.3    accept or make any compositions or arrangements with or release, discharge or otherwise deal with or abstain from dealing with an Issuer or any other guarantor or other Person liable directly or as surety for all or any part of the Guaranteed Obligations;

4.2.4    apply all money at any time received from any Issuer in respect of the Guaranteed Obligations upon such part of the Guaranteed Obligations as the Trustee or Trustees may see fit or change any such application in whole or in part from time to time as each of them may see fit;

4.2.5    in whole or in part prove or abstain from proving a claim of the Trustee or Trustees in any Proceedings of or affecting an Issuer or any other Person; and

4.2.6    agree with an Issuer, any other guarantor or any other Person to do anything described in Sections 4.2.1 to 4.2.5,

whether or not any of the matters described above occur alone or in connection with one or more other such matters.

ARTICLE 5

COVENANTS OF THE GUARANTOR

5.1	Covenants Contained in other Guarantees and Supplemental Indentures

In respect of each Series, the Guarantor agrees that it will comply with each limitation on indebtedness and limitation on liens that is set out in: (i) a guarantee delivered by any Additional Guarantor and (ii) a Supplemental Indenture and that is applicable to the Guarantor.

5.2	Limitations Concerning Merger, Consolidations and Certain Asset Sales

The Guarantor shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (herein called a “Successor”), whether by way of conveyance, transfer, lease, reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise (herein a “Successor Transaction”), unless:

(a)

the Successor shall have executed, prior to or contemporaneously with the consummation of any such transaction, an assumption of the obligations of the Guarantor under this Agreement, including the due and punctual payment of all amounts payable hereunder, and such other instruments as in the opinion of the Guarantor’s Counsel are necessary or advisable to evidence the agreement of the Successor to observe and perform all the covenants and obligations of the Guarantor under this Agreement;

(b)

immediately after giving effect to such transaction, no Event of Default, and event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c)

the Guarantor or such Successor shall have delivered to the Trustee or Trustees an opinion of Guarantor’s Counsel (for which the provider of such opinion may rely on an Officer’s Certificate for factual matters), to the effect that such Successor Transaction complies with this Section 5.2 and that all conditions precedent herein provided for relating to such Successor Transaction have been complied with.

provided, however, the provisions of this Section 5.2 shall not be applicable to any transaction between or among any one or more of any Issuer, the Guarantor, an Additional Guarantor and/or any Subsidiary of any of them.

Upon any Successor Transaction in accordance with this Section 5.2, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such Successor had been named as the Guarantor herein, and in the event of any such conveyance or transfer, the Guarantor (which term shall for this purpose mean the Person named as “Guarantor” in the first paragraph of this Guarantee or any successor Person which shall theretofore become such in the manner described in this Section 5.2), shall be discharged of all obligations and covenants under this Guarantee and may be dissolved and liquidated.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1	Representations and Warranties

The Guarantor represents and warrants to the Trustee or Trustees as follows:

6.1.1    it is duly created and existing under the laws of its jurisdiction of formation or incorporation, as applicable, and has the power and capacity to own its properties and assets and to carry on its business as presently carried on by it;

6.1.2    it has the power and capacity to enter into this Agreement and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

6.1.3    it has taken all necessary corporate and, if applicable, partnership action to authorize the execution, delivery and performance of this Agreement;

6.1.4    if applicable, there is no unanimous shareholder agreement which restricts, in whole or in part, the powers of the directors of the Guarantor to manage or supervise the business and affairs of the Guarantor;

6.1.5    the entering into of this Agreement and the performance by the Guarantor of its obligations hereunder does not and will not contravene, breach or result in any default under the constating documents of the Guarantor or under any material mortgage, lease, agreement or other legally binding instrument, license, permit or law to which the Guarantor is a party or by which the Guarantor or any of its properties or assets may be bound and will not result in or permit the acceleration of the maturity of any indebtedness, liability or obligation of the Guarantor under any material mortgage, lease, agreement or other legally binding instrument of or affecting the Guarantor; and

6.1.6    no authorization, consent or approval of, of filing with or notice to, any Person or governmental body is required in connection with the execution, delivery or performance of this Agreement by the Guarantor.

ARTICLE 7

DEFAULT

7.1	Judgment Against the Guarantor

In case of any judicial or other proceedings to enforce the rights of the Holders, judgment may be rendered against the Guarantor in favour of the Holders or in favour of the Trustee or Trustees, as trustee(s) for the Holders, for any amount which may remain due in respect of the Notes and the interest thereon.

7.2	Immunity of Shareholders, Directors and Officers

The Trustee or Trustees and the Holders by their acceptance of the Notes hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director, officer or partner of the Guarantor or of any successor thereof for the payment of the principal of or premium or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Guarantor herein or in the Notes contained.

ARTICLE 8

MISCELLANEOUS

8.1	Incorporation by Reference

The provisions of Sections 1.5 (Notices, etc. to Trustee and Issuers) and 1.6 (Notice to Holders; Waiver), and Articles 6 (The Trustees), 9 (Supplemental Indentures) and 15 (Meetings of Holders of Notes) of the Indenture shall apply mutatis mutandis to this Guarantee.

8.2	Payment of Costs and Expenses

The Guarantor shall pay to the Trustee or Trustees on demand all reasonable costs and expenses of the Trustee or Trustees, their officers, employees and agents and any receiver or receiver-manager appointed by them or by a court in connection with this Agreement, including, without limitation, in connection with:

8.2.1    any actual or proposed amendment or modification hereof or any waiver hereunder and all instruments supplemental or ancillary thereto;

8.2.2    obtaining advice as to the Trustee’s or Trustees’ rights and responsibilities under this Agreement; and

8.2.3    the defence, establishment, protection or enforcement of any of the rights or remedies of the Trustee or Trustees under this Agreement including, without limitation, all costs and expenses of establishing the validity and enforceability of, or of collection of amounts owing under, this Agreement;

and further including, without limitation, all of the reasonable fees, expenses and disbursements of the Trustee’s or Trustees’ lawyers, on a substantial indemnity basis, incurred in connection therewith and all sales or value-added taxes payable by the Trustee or Trustees (whether refundable or not) on all such costs and expenses.

8.3	No Waiver

No delay on the part of the Trustee or Trustees in the exercise of any right, power or remedy hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Trustee or Trustees of any right, power or remedy shall preclude other or further exercise thereof or the exercise of any other right, power or remedy. No action of the Trustee or Trustees permitted hereunder shall in any way impair or affect their rights, powers or remedies under this Agreement.

8.4	Termination

8.4.1    For greater certainty, this Guarantee shall terminate and be of no further force and effect at the earlier of the date that: (i) the Guaranteed Obligations have been indefeasibly paid or performed in full; and (ii) all of the Notes have been purchased by an Affiliate of any Issuer in accordance with the Indenture.

8.4.2    This Guarantee shall terminate automatically upon the occurrence of any of the following events:

8.4.2.1    the Guarantor becomes a wholly-owned subsidiary entity of an Additional Guarantor; or

8.4.2.2    the Guarantor becomes a wholly-owned subsidiary entity of Brookfield Infrastructure Partners L.P. or Brookfield Infrastructure L.P.

The Guarantor shall notify the Security Trustee in writing of the occurrence of either of the events under this Section 8.4.2.

8.4.3    Notwithstanding the definition of Guaranteed Obligations in Section 1.1.4, upon five days’ notice in writing to the Security Trustee, the Guarantor may terminate this Guarantee in respect of Guaranteed Obligations relating to any Series issued after the expiry of that five-day period, but not in respect of any Guaranteed Obligations incurred or arising before the expiry of that five-day period.

8.5	Successors and Assigns

This Agreement shall be binding upon the Guarantor and its successors and enure to the benefit of the Trustee or Trustees and their successors and assigns.

8.6	Copy Received

The Guarantor acknowledges receipt of a copy of this Agreement.

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IN WITNESS WHEREOF the Guarantor has executed this Agreement as of the date first above written.

BIPC HOLDINGS INC.

by:
Name:
Title: